Exhibit 99.1

SandRidge Energy, Inc. and Arena Resources, Inc. Announce Amendment to Merger Agreement

OKLAHOMA CITY and TULSA, Okla., June 2 /PRNewswire-FirstCall/ – SandRidge Energy, Inc. (NYSE: SD) and Arena Resources, Inc. (NYSE: ARD) today jointly announced that they have agreed to amend the merger agreement under which SandRidge will acquire Arena. Pursuant to the revised terms, each outstanding share of Arena will be converted in the merger into the right to receive 4.7771 shares of SandRidge common stock plus $4.50 per share in cash.

The board of directors of each company has unanimously approved the amendment to the merger agreement and recommends that the respective stockholders vote in favor of the transaction.

The amended agreement provides, among other things, that Arena may solicit other offers for the company for a 30 day period ending on July 1. In the event Arena accepts a superior proposal, the termination fee will be reduced from $50 million to $39 million.

Tim Rochford, Chairman and Co-Founder of Arena, noted, “The amended merger agreement allows for a “go-shop” period, an increase in the cash consideration, and a lower termination fee. This amendment should enable Arena shareholders to receive maximum consideration for their shares. We are confident that upon completion of this period, we will be able to close the transaction.”

Tom Ward, Chairman and CEO of SandRidge, commented, “We continue to believe the combination realizes numerous synergies and creates a stronger platform from which to grow production across a balanced and concentrated West Texas asset base.”

The companies will file with the SEC a supplement to their definitive joint proxy statement/prospectus that will, among other things, describe the revisions to the merger agreement, and will mail the supplement to all holders of record of each company’s common stock as of the close of business on June 16, 2010. Such holders will be entitled to vote at their respective company’s special stockholders meeting to be held on July 16, 2010. The transaction is contingent upon the approval of both companies’ stockholders as well as other customary closing conditions. SandRidge and Arena strongly urge all stockholders to be sure their shares are represented and voted at these important meetings.

SandRidge

SandRidge Energy, Inc. is a natural gas and oil company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in West Texas, the Permian Basin, the Mid-Continent, the Cotton Valley Trend in East Texas, the Gulf Coast, and the Gulf of Mexico. SandRidge’s internet address is www.sandridgeenergy.com.

Arena

Arena Resources, Inc. is an oil and gas exploration, development and production company with current operations in Texas, Oklahoma, Kansas and New Mexico.

Important Additional Information Filed with the SEC

This communication is being made in respect of the proposed business combination involving SandRidge and Arena. In connection with the proposed transaction, SandRidge filed with the SEC a Registration Statement on Form S-4, as amended, on April 30, 2010 containing a joint proxy statement/prospectus and each of SandRidge and Arena may file with the SEC other documents regarding the proposed transaction. The definitive joint proxy statement/prospectus was first mailed to stockholders of SandRidge and Arena on or about May 7, 2010. Investors and security holders of SandRidge and Arena are urged to read the joint proxy statement/prospectus and other documents filed with the SEC carefully in their entirety because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of the Registration Statement and the joint proxy statement/prospectus and other documents filed with the SEC by SandRidge and Arena through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the joint proxy statement/prospectus and other documents filed with the SEC may also be obtained by directing a request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Investor Relations, or by directing a request to Arena Resources, Inc., 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, Attention: Investor Relations.

SandRidge, Arena and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SandRidge’s directors and executive officers is available in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, and SandRidge’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 26, 2010. Information regarding Arena’s directors and executive officers is available in Arena’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, as amended by the Annual Report on Form 10-K/A for the year ended December 31, 2009, which was filed with the SEC and April 30, 2010, and Arena’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on October 29, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Safe Harbor Language on Forward Looking Statements:

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include statements relating to when the companies expect to close the proposed transaction. The forward-looking statements also include statements about anticipated timing for filings with regulatory agencies, stockholder meetings and closing of the proposed merger. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the ability to obtain governmental approvals of the merger on the proposed terms and schedule, the failure of SandRidge or Arena stockholders to approve the merger, the risk that the businesses will not be integrated successfully, credit conditions of global capital markets, changes in economic conditions, regulatory changes, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A – “Risk Factors” of the Annual Report on Form 10-K filed by SandRidge with the SEC on March 1, 2010; Part II, Item 1A – “Risk Factors” of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed by SandRidge with the SEC on May 7, 2010; and Part I, Item Safe Harbor Language on Forward Looking Statements: 1A – ”Risk Factors” of the Annual Report on Form 10-K filed by Arena with the SEC on March 1, 2010. All of the forward-looking statements made in this communication are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

CONTACTS:

SandRidge	Arena

Kevin R. White	Bill Parsons
Senior Vice President	Vice President Investor Relations
SandRidge Energy, Inc.	(702) 489-4445
123 Robert S. Kerr Avenue	bparsons@arenaresourcesinc.com
Oklahoma City, OK 73102-6406
(405) 429-5515

CONTACT: Kevin R. White, Senior Vice President of SandRidge Energy, Inc., +1-405-429-5515; or

Bill Parsons, Vice President Investor Relations of Arena, +1-702-489-4445,

bparsons@arenaresourcesinc.com